UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 1, 2004
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
EX-4.1: FORM OF SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

Item 3.02. Unregistered Sales of Equity Securities.

     On December 1, 2004, Warren Resources, Inc. (the “Company”) completed a private placement financing to seven qualified institutional buyers (“QIB’s”) and three institutional accredited investors. Pursuant to the terms of the Subscription And Registration Rights Agreement for this transaction, the Company, for a negotiated total purchase price of $21 million, sold 3 million units, consisting of 3 million shares of common stock, five-year Class A warrants to purchase 750,000 shares of common stock at $10 per share, and five-year Class B warrants to purchase 750,000 shares at $12.50 per share. The Company incurred placement fees of $507,500 in the private placement. The warrants are subject to a cash-only exercise provision and may not be exercised for one year after closing. As indicated above, the securities were sold to seven QIB’s as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to three institutional “accredited investors” as defined in Rule 501(a) under Regulation D of the Securities Act. Five purchasers of the equity private placement were institutional investors managed by a large Boston-based institutional investment adviser that had previously acquired equity securities of the Company in February and/or July 2004. An additional two unrelated QIB’s and three institutional accredited investors also purchased equity securities under the Subscription And Registration Rights Agreement. These securities have not been registered under the Securities Act, or under state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The private placement is exempt from registration under Section 4(2), including Rule 506 under Regulation D, of the Securities Act.

     Additionally, within one year after the closing of the private placement, and sooner under certain circumstances, the Company is required to prepare and file, with the SEC, a Registration Statement on behalf of the Purchasers covering the common shares and the shares issuable upon exercise of the Warrants. These registration rights are subject to certain limitations which are set forth in the form of Subscription And Registration Rights Agreement attached hereto as Exhibit 4.1. In the event that the Company’s Common Stock has not commenced public trading within one year after the closing of the private placement offering, the Company will issue an additional .05 Class A Warrants and .05 Class B Warrants to each Purchaser for each share of common stock purchased in the private placement offering by that Purchaser.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Financial Statements.

     Not Applicable.

(c) Exhibits:

4.1	- Form of Subscription And Registration Rights Agreement by and among Warren Resources, Inc. and the investors in the private placement offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2004
WARREN RESOURCES, INC. (Registrant)
By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer